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                                                                     EXHIBIT 4.2

                           VARCO INTERNATIONAL, INC.

                             1990 STOCK OPTION PLAN

                      AS AMENDED THROUGH NOVEMBER 7, 1996


1.   PURPOSE

     This 1990 Stock Option Plan (the "Plan") is established for the purpose of promoting the interests of Varco International, Inc. ("Varco") and its Subsidiaries (as hereinafter defined) (Varco and its Subsidiaries being hereinafter collectively called the "Company") by providing to key employees of the Company who are primarily responsible for the management, growth and success of its business a favorable opportunity to acquire and to participate in the appreciation of the Common Stock of Varco ("Common Stock") and to participate in the overall growth and success of the Company, thereby providing such employees with an incentive to remain in the employ of the Company and to contribute to its success. The Plan seeks to achieve this purpose by providing for the grant of incentive stock options ("Incentive Stock Options") within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), options other than Incentive Stock Options ("Nonstatutory Options") and stock appreciation rights ("SAR's"). Unless provided to the contrary, all references to "options" in this Plan shall include both Incentive Stock Options and Nonstatutory Options. As used in the Plan, the term "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

2.   ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Varco (the "Board"), which shall consist of not less than three directors of Varco, each of whom shall be a "Non-Employee Director", as such term is defined in Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as such Rule may be amended from time to time. The members of the Committee shall serve at the pleasure of the Board. The Board may designate its Compensation Committee, if any, as the Committee provided that the members of the Compensation Committee meet the foregoing criteria.

     B. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

          (1) The employees of the Company to whom options to purchase and SAR's with respect to Common Stock shall be granted;

          (2) The number of shares of Common Stock to be optioned to each employee;

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          (3) The number of SAR's to be granted to each employee;

          (4) The price to be paid for the shares upon the exercise of each option;

          (5) The period within which each option or SAR may be exercised; and

          (6) The terms and conditions of each stock option agreement and SAR agreement entered into between Varco and any employee.

     In addition, the Committee shall have the sole authority to determine, at the time of grant, that an option which otherwise satisfies the criteria for treatment as an Incentive Stock Option will not be treated as an Incentive Stock Option.

     C. The Committee shall have full power and authority to interpret and construe any and all provisions of the Plan and all option agreements and SAR agreements executed pursuant thereto, and to adopt rules and regulations for the administration of the Plan. Decisions of the Committee shall be final and binding upon all parties having an interest in the Plan.

3.   ELIGIBILITY

     The persons who shall be eligible to be granted options to purchase shares of Common Stock and SAR's under the Plan shall be such key employees of the Company (including officers and directors who are also key employees of the Company) as the Committee shall determine from time to time, provided, however, that no member of the Committee shall be eligible to be granted options or SAR's under the Plan while serving as a member of the Committee.

4.   COMMON STOCK SUBJECT TO PLAN

     Subject to adjustment as provided in Section 8 hereof, the aggregate number of shares of Common Stock which may be issued upon the exercise of options or SAR's under the Plan shall not exceed three million (3,000,000). Such shares shall be authorized but unissued shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again become available for the purposes of the Plan except that the shares subject to any option (or portion thereof) surrendered upon the exercise of an SAR shall not again become available for the purposes of the Plan.

5.   [DELETED]

6.   TERMS OF OPTIONS

     6(a). IN GENERAL. Each option granted under the Plan shall be evidenced by a stock option agreement between the employee to whom such option is granted and Varco.

     6(b). NONSTATUTORY OPTIONS. Each stock option agreement evidencing a Nonstatutory Option shall provide that such Option is subject to the following terms and

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conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

          A. Option Price. The price to be paid for each share of Common Stock upon the exercise of each Nonstatutory Option shall be determined by the Committee at the time such Option is granted, but shall in no event be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock on the date such Option is granted. As used in the Plan, "Fair Market Value" of the Common Stock on any date shall mean
     (i) the mean of the high and low sales prices of shares of Common Stock reported by the New York Stock Exchange (or any other national stock exchange on which the Common Stock is listed or admitted to unlisted trading privileges) on such date (or if there was no sale on such date, the highest asked price for Common Stock on such date), (ii) if the Common Stock is not listed on the New York Stock Exchange (or listed or admitted to unlisted trading privileges on any other national stock exchange) on such date, the mean of the last reported "bid" and "asked" prices on such date, as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Committee, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee; or (iii) if the Common Stock is not listed or admitted to unlisted trading privileges on any national stock exchange and bid and asked prices are not so reported, Fair Market Value shall be determined by the Committee based upon such evidence as it may deem necessary or appropriate.

          B. Period of Option. The period or periods within which a Nonstatutory Option may be exercised shall be determined by the Committee at the time such Option is granted, but shall in no event exceed ten (10) years from the date such Option is granted. In this connection, the Committee shall have authority in its discretion to prescribe in any related option agreement that such Option shall be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments at such times during said term as the Committee may determine.

          C. Payment for Stock. The option price for each share of Common Stock purchased under a Nonstatutory Option shall be paid in full at the time of purchase. The Committee may provide that the option price be payable at the election of the employee, with the consent of the Committee, in whole or in part, either in cash or by delivery of Common Stock in transferable form, such Common Stock to be valued for such purpose at its Fair Market Value on the date on which such Option is exercised. No share of Common Stock shall be issued until full payment therefor has been made, and no employee shall have any rights as an owner of shares of Common Stock until the date of issuance to him of the stock certificate evidencing such shares.

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          D. Death. Upon the death of an employee, any Nonstatutory Option which he holds may be exercised, to the extent it was exercisable on the date of his death, within such period after the date of his death (not to exceed twelve (12) months) as the Committee shall prescribe in his option agreement, by the employee's representative or by the person entitled thereto under his will or the laws of intestate succession. However, such Option shall in no event be exercised more than ten years from the date it was granted.

          E. Retirement. Upon the retirement of an employee (either pursuant to the Varco International, Inc. Profit Sharing Plan or pursuant to the approval of the Committee), a Nonstatutory Option may be exercised by him with respect to all or any portion of the balance of the shares of Common Stock subject thereto within such period after the date of his retirement (not to exceed three (3) months) as the Committee shall prescribe in his option agreement. Such Option shall terminate upon the expiration of such period unless the employee dies prior thereto, in which event he shall be deemed to have died on the date of his retirement; provided, however, in no event shall such Option be exercised more than ten years from the date such Option is granted.

          F. Other Severance. In the event an employee leaves the employ of the Company for any reason other than as set forth in paragraphs D and E above, any Nonstatutory Option which he holds shall terminate at the earlier of the date his employment terminates or the date he receives written notice that his employment is or will be terminated.

          G. Transfer to Related Corporation. In the event that an employee leaves the employ of Varco to become an employee of any Subsidiary or an employee leaves the employ of a Subsidiary to become an employee of Varco or another Subsidiary, such employee shall be deemed to continue as an employee for all purposes of this Plan.

          H. Nontransferability. Each Nonstatutory Option shall be nontransferable except by will or the laws of descent and distribution and shall be exercisable during an employee's lifetime only by him.

          I. Agreement to Serve. Each employee shall agree that he will remain in the service of the Company for a period of at least two (2) years from the date of the grant of a Nonstatutory Option or until his earlier death or retirement. However, nothing in this Plan or in any option granted hereunder shall affect the Company's right to terminate at any time and for any reason the employment of any employee who has been granted an option hereunder.

     6(c). INCENTIVE STOCK OPTIONS. Each stock option agreement evidencing an Incentive Stock Option shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

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          A.  Option Price.  The price to be paid for each share of Common Stock upon the exercise of each Incentive Stock Option shall be determined by the Committee at the time such Option is granted, but shall in no event be less than one hundred percent (100%) of the Fair Market Value of the Common
     Stock on the date such Option is granted or not less than 110% of the fair market value of such shares on the date such Option is granted in the case of an employee then owning (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations.

          B. Period of Option. The period or periods within which an Incentive Stock Option may be exercised shall be determined by the Committee at the time such Option is granted, but shall in no event exceed ten (10) years from the date such Option is granted or five (5) years in the case of an employee owning (within the meaning of Section 425(d) of the Code), at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, except that no Incentive Stock Option shall be exercisable with respect to any of the shares subject thereto earlier than the date which is one year from the date of its grant nor later than the date which is ten years after the date of grant. Subject to the foregoing limitations, the Committee shall have the authority in its discretion to prescribe in any related option agreement that such Option shall be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments at such times during said term as the Committee may determine.

          C. Payment for Stock. The option price for each share of stock purchased under an Incentive Stock Option shall be paid in full at the time of purchase. The Committee may provide that the option price be payable at the election of the employee with the consent of the Committee in whole or in part either in cash or by delivery of Common Stock in transferable form, such Common Stock to be valued for such purpose at its Fair Market Value on the date on which such Option is exercised. No share of Common Stock shall be issued until full payment therefor has been made, and no employee shall have any rights as an owner of Common Stock until the date of issuance to him of the stock certificate evidencing such Common Stock.

          D. Death. Upon the death of an employee, any Incentive Stock Option which he holds may be exercised, to the extent it was exercisable at the date of his death, within such period after the date of his death (not to exceed twelve (12) months) as the Committee shall prescribe in his option agreement, by the employee's representative or by the person entitled thereto under his will or the laws of intestate succession. However, such Option shall in no event be exercised more than ten years from the date it was granted.

          E. Retirement. Upon the retirement of an employee (either pursuant to the Varco International, Inc. Profit Sharing Plan or pursuant to the approval of the Committee), an Incentive Stock Option may be exercised by him with respect to all or any portion of the balance of the shares of Common Stock subject thereto within

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     such period after the date of his retirement (not to exceed three (3)
     months) as the Committee shall prescribe in his option agreement. Such Option shall terminate upon the expiration of such period unless the employee dies prior thereto, in which event he shall be deemed to have died on the date of his retirement; provided, however, in no event shall such Option be exercised more than ten years from the date such Option is granted.

          F. Other Severance. In the event an employee leaves the employ of the Company for any reason other than as set forth in paragraphs D and E above, any Incentive Stock Option which he holds shall terminate at the earlier of the date his employment terminates or the date he receives written notice that his employment is or will be terminated.

          G. Transfer to Related Corporation. In the event that an employee leaves the employ of Varco to become an employee of any Subsidiary or an employee leaves the employ of a Subsidiary to become an employee of Varco or another Subsidiary, such employee shall be deemed to continue as an employee for all purposes of this Plan.

          H. Nontransferability. An Incentive Stock Option shall be nontransferable except by will or the laws of descent and distribution and shall be exercisable during an employee's lifetime only by him.

          I. Agreement to Serve. Each employee shall agree that he will remain in the service of the Company for a period of at least two (2) years from the date of the grant of an Incentive Stock Option or until his earlier death or retirement. However, nothing in this Plan or in any option granted hereunder shall affect the Company's right to terminate at any time and for any reason the employment of any employee who has been granted an option hereunder.

          J. Limitation on Amount. Subject to the further limitations set forth in Section 4 hereof, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee in any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

7.   STOCK APPRECIATION RIGHTS

     Each option granted under the Plan may, at the discretion of the Committee, include an SAR. Each SAR shall be evidenced by an SAR agreement (which may be included in the related stock option agreement) between the employee to whom such SAR is granted and Varco. Each SAR agreement shall provide that each SAR thereunder is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

          A. Grant. Each SAR shall be granted in connection with, and shall relate to, a specific option granted under the Plan, and, in the discretion of the

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     Committee, shall be granted either concurrently with the grant of such option or at any time prior to the date six months preceding the date of the expiration of such option except that an SAR granted in connection with and relating to an Incentive Stock Option may only be granted concurrently with the grant of such Incentive Stock Option.

          B. Entitlement of Holder. Subject to such conditions, limitations and restrictions as the Committee shall specify, each SAR which relates to an option granted under the Plan shall entitle the holder, upon surrender to Varco of the SAR together with such option or any portion thereof to the extent unexercised, to receive from Varco shares of Common Stock, cash or a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of the Common Stock received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option (or portion thereof) surrendered exceeds the option price of such shares of Common Stock.

          C. Limitations. Subject to subsection D below, an SAR granted hereunder shall be exercisable only at such time or times, and only to the extent that, the related option is exercisable and shall not be transferable except to the extent that such related option may be transferable. Specifically, but not by way of limitation of the foregoing, in the case of an SAR granted in connection with, and with respect to, an Incentive Stock Option, the following conditions must be met:

               (1) the expiration date of the SAR does not extend beyond the expiration date of the underlying Incentive Stock Option;

               (2) the SAR is transferable only when such Incentive Stock Option is transferable and under the same conditions;

               (3) the SAR is exercisable only when such Incentive Stock Option is exercisable; and

               (4) the SAR is exercisable only when the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option exceeds the option price of such option.

          D. Manner of Exercise. Each SAR granted hereunder may be exercised by written notice to Varco at its corporate headquarters. Except in the case of the death or disability of the holder of such right, each SAR granted pursuant to the Plan shall in no event be exercisable prior to the expiration of six months after the date of grant of such SAR. If, on the date when an option expires, the option price under such option is less than the Fair Market Value of the Common Stock on such date and any portion of such option has not been exercised or surrendered, then any SAR included in such option shall automatically be deemed to be exercised as of such date with respect to such portion.

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          E. Maximum Payment.  At the time of the grant of an SAR hereunder, the
     Committee may (in its sole discretion) determine the maximum amount payable with respect to such SAR.

8.   ADJUSTMENT OF SHARES

     A. In the event of changes in the outstanding Common Stock by reason of stock dividends, splitups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate adjustment shall be made by the Committee in the number of shares available for issuance under the Plan, in the number of shares set forth in Section 5 hereof, and in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to what adjustments shall be made shall be conclusive.

     B. Subsection A above to the contrary notwithstanding, in the event of any merger, consolidation or other reorganization of Varco in which Varco is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of Varco, all options and SAR's granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless the agreement with respect thereto provides otherwise. Any other provision of this Plan to the contrary notwithstanding, all outstanding options and SAR's granted hereunder shall be fully exercisable for a period of thirty (30) days prior to the effective date of any such merger, consolidation, reorganization, liquidation or dissolution unless, in the case of a merger, consolidation or reorganization, such options and SAR's are assumed by the continuing or surviving corporation.

     C. Neither the action of Varco in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall affect the right or power of Varco to make or authorize any adjustments, recapitalizations, or other changes in Varco's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred shares or common shares, the dissolution or liquidation of Varco or any Subsidiary, any sale of all or any part of Varco's or any Subsidiary's assets or business or any other act whether or not similar to the foregoing events.

9.   AMENDMENT, EXTENSION AND RENEWAL OF OPTIONS AND SAR'S

     Subject to the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised) in return for the grant of new options at the same or a different price. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair his rights or obligations under such option.

10.  WITHHOLDING TAXES

     Varco or the Subsidiary that employs any employee shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of any option or SAR, or as otherwise may be required by such laws. Varco or

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such Subsidiary may require as a condition to issuing shares upon the exercise of an option or making any payment upon the exercise of an SAR that the employee or other person exercising the option or SAR pay any sums that federal, state or local tax law requires to be withheld with respect to such exercise.

11.  REGULATORY REQUIREMENTS

     A. The Committee may require an employee, as a condition of either the grant or the exercise of an option or an SAR to represent and establish to the satisfaction of the Committee that all shares of Common Stock acquired upon the exercise of such option or SAR will be acquired for investment and not for resale. The Committee may prevent the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or Federal securities laws.

     B. No option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall an employee receive any shares of Common Stock upon exercise of an SAR if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.  AMENDMENT

     The Board may amend the Plan at any time, except that without shareholder approval:

          A. The number of shares of Common Stock subject to the Plan shall not be increased except as provided in Section 8 hereof;

          B. The number of shares of Common Stock which may be optioned to any one employee may not be increased;

          C. The option price per share of Common Stock may not be fixed at less than 100 percent of the Fair Market Value of a share of Common Stock of the Company on the date the option is granted;

          D. The maximum period of ten years during which the options may be exercised may not be extended;

          E. The class of employees eligible to receive options under the Plan as set forth in Section 3 shall not be changed; and

          F. This Section 11 may not be amended in a manner which limits or reduces the amendments which require shareholder approval.

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13.  TERMINATION

     The Board may at any time terminate the Plan by appropriate corporate resolution. Unless sooner terminated, the Plan shall terminate automatically on March 5, 2000. The termination of the Plan shall not affect the validity of any option or SAR outstanding at the date of such termination, but no option or SAR shall be granted after such date.

14.  EFFECTIVE DATE

     The Plan was adopted by the Board on March 6, 1990 and shall be effective as of such date. Options and SAR's may be granted but not exercised prior to shareholder approval of the Plan by a majority of the holders of the Common Stock present or represented and entitled to vote at a meeting duly called and held in accordance with the laws of the State of California. If such shareholder approval shall not have been obtained on or before September 30, 1990, any options and SAR's therefore granted shall terminate retroactive as of the date they were granted, and no additional options or SAR's shall be granted under the Plan.

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